EXHIBIT 31.3
CERTIFICATION
I, Richard J. Stockton, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Braemar Hotels & Resorts Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 3, 2020

/s/ RICHARD J. STOCKTON
Richard J. Stockton
President and Chief Executive Officer